Monday, June 21, 1999

STATEMENT TO THE PRESS:

IN RESPONSE TO QUESTIONS REGARDING SEVEN SPRINGS
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Booth Creek Ski  Holdings,  Inc. has  delivered  notice that it is  terminating the agreement regarding its purchase of the Seven Springs Resort in Somerset County, PA, company officials acknowledged today.

Our decision was based  primarily  on the amount of time this  transaction  has
required  and  the  fact  that  there  is  no  resolution  of  the   litigation
surrounding the acquisition in sight.

George Gillett, Chairman of Booth Creek Ski Holdings, Inc. said, "We wish the very best to the Dupre family in disposition of their court case and we believe strongly in the future of the Seven Springs Resort."